Exhibit 99.1

FOR IMMEDIATE RELEASE

Bridgeline Digital Reports Financial Results
for the First Quarter of Fiscal 2012

Recurring Revenue Increased 32% Year over Year

iAPPS Revenue Increased 28% Year over Year

Burlington, MA, February 14, 2012 - Bridgeline Digital, Inc. (NASDAQ: BLIN), developer of the award-winning iAPPS web experience management (WEM) product suite and related interactive business technology solutions, today announced financial results for its first quarter of fiscal 2012 ended December 31, 2011.

First Quarter Highlights:

●	Revenue in the first quarter of 2012 was $6.5 million, compared to revenue of $6.5 million in the first quarter of 2011.

●	Recurring revenue increased 32% in the first quarter to $1 million, compared to $771 thousand in the first quarter of 2011.

●	iAPPS revenue increased 28% in the first quarter to $3.6 million, compared to $2.8 million in the first quarter of 2011.

●	Subscription, perpetual licenses and managed services revenue increased 23% to $1.2 million in the first quarter, compared to $985 thousand in the first quarter of 2011.

●	Total gross margin increased to 53% in the first quarter compared to 49% in the first quarter of 2011.

●	Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization and stock-based compensation) was $428 thousand compared to $485 thousand in the first quarter of 2011.

●	Non-GAAP net income was $73 thousand compared to $167 thousand in the first quarter of 2011.

●	Bridgeline Digital was ranked the 21st fastest growing Internet and Software Services Company, Globally, by the International Business Times.

One-Time, Non-Cash Impairment Charge

In the first quarter of fiscal 2012, the Company recorded a one-time, non-cash impairment charge to operations of $281 thousand related to an asset assumed in a 2010 acquisition.  Due to the Company’s decision in the first quarter to discontinue servicing low margin, non-iAPPS development services related to government contracts, it was determined that a portion of an intangible asset was impaired.   The one-time, non-cash impairment charge is included in operating expenses for the first quarter.

Fiscal 2012 Outlook

Bridgeline Digital expects Fiscal 2012 revenue to be in the range of $27 million to $29 million.  The Company’s revenue strategy will continue to focus on higher gross margin iAPPS driven opportunities, while discontinuing relationships with lower margin based customers, and this strategy will reflect a reduction of approximately $2.5 million in fiscal 2012 from existing customer relationships.

In addition the Company expects to continue to generate positive non-GAAP income and positive Adjusted EBITDA for fiscal 2012.

Bridgeline Digital recently signed an agreement with a strategic Fortune 500 Company.  We believe this alliance will be a significant catalyst for iAPPS and Bridgeline for years to come.  Due to the nature of iAPPS integration lead times, Bridgeline does not believe it will see a financial impact of the newly formed iAPPS alliance until its fiscal fourth quarter of 2012.  Bridgeline plans to announce the details of the powerful iAPPS alliance in mid 2012.

Conference Call Today at 4:30pm EST

Bridgeline Digital will host a discussion of its first quarter results at approximately 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, impairment charges, amortization of intangible assets, stock based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and before stock compensation and impairment charges.  Bridgeline uses Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's business.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measure. Because of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended
	December 31,
	2011	2010
Reconciliation of GAAP net loss to non-GAAP adjusted net income:
GAAP net loss	$(463)	$(156)
Amortization of intangible assets	195	208
Impairment of intangible asset	281	-
Stock-based compensation	60	115
Non-GAAP adjusted net income	$73	$167

Reconciliation of GAAP loss per diluted share to non-GAAP adjusted earnings per diluted share:
GAAP net loss per share	$(0.04)	$(0.01)
Amortization of intangible assets	0.02	0.01
Impairment of intangible asset	0.02	-
Stock-based compensation	0.01	0.01
Non-GAAP adjusted net income	$0.01	$0.01

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(463)	$(156)
Provision for income tax	21	21
Interest expense (income),net	64	51
Amortization of intangible assets	195	208
Impairment of intangible asset	281	-
Depreciation	220	162
EBITDA	318	286
Other amortization	50	84
Stock-based compensation	60	115
Adjusted EBITDA	$428	$485

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.04)	$(0.01)
Provision for income tax	-	-
Interest expense (income),net	0.01	-
Amortization of intangible assets	0.02	0.02
Impairment of intangible asset	0.02	-
Depreciation	0.02	0.02
Other amortization	-	0.01
Stock-based compensation	-	0.01
Adjusted EBITDA	$0.03	$0.05

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,
	2011	2010
Revenue:
Web application development services	$5,308	$5,544
Managed service hosting	616	466
Subscription and perpetual licenses	593	519
Total revenue	6,517	6,529

Cost of revenue:
Web application development services	2,855	3,014
Managed service hosting	106	146
Subscription and perpetual licenses	120	182
Total cost of revenue	3,081	3,342
Gross profit	3,436	3,187

Operating expenses:
Sales and marketing	1,715	1,644
General and administrative	1,000	897
Research and development	403	382
Depreciation and amortization	415	348
Impairment of intangible asset	281	-
Total operating expenses	3,814	3,271
Loss from operations	(378)	(84)
Interest income (expense), net	(64)	(51)
Loss before income taxes	(442)	(135)
Provision for income taxes	21	21
Net loss	$(463)	$(156)

Net loss per share:
Basic and diluted	$(0.04)	$(0.01)
Number of weighted average shares:
Basic and diluted	12,319,643	11,883,860

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

ASSETS
	December 31,	September 30,
	2011	2011
Current Assets:
Cash and cash equivalents	$1,684	$2,528
Accounts receivable and unbilled revenues, net	4,132	4,274
Prepaid expenses and other current assets	712	494
Total current assets	6,528	7,296
Equipment and improvements, net	2,218	1,779
Intangible assets, net	1,461	1,527
Goodwill	20,727	20,122
Other assets	704	685
Total assets	$31,638	$31,409

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$872	$1,291
Accrued liabilities	853	1,081
Accrued earnouts, current	572	295
Debt, current	667	1,750
Capital lease obligations, current	235	216
Deferred revenue	1,533	1,169
Total current liabilities	4,732	5,802
Accrued earnouts, net of current portion	1,122	772
Debt, net of current portion	4,098	3,017
Capital lease obligations, net of current portion	209	215
Other long term liabilities	529	395
Total liabilities	$10,690	$10,201

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Common stock - $0.001 par value; 20,000,000 shares authorized; 12,472,873 and 12,306,207 shares issued and outstanding, respectively	12	12
Additional paid-in-capital	38,292	38,083
Accumulated deficit	(17,233)	(16,770)
Accumulated other comprehensive loss	(123)	(117)
Total stockholders' equity	20,948	21,208
Total liabilities and stockholders' equity	$31,638	$31,409

About Bridgeline Digital, Inc
Bridgeline Digital is a developer of an award-winning Web Experience Management (WEM) product suite named iAPPS® and award-winning interactive technology solutions that help organizations optimize business processes.  Bridgeline’s iAPPS product suite combined with its interactive development capabilities assists customers in maximizing revenue, improving customer service and loyalty, enhancing employee knowledge, and reducing operational costs by leveraging web based technologies.

Bridgeline Digital’s iAPPS product suite provides solutions that deeply integrate Web Content Management, eCommerce, eMarketing, and web Analytics capabilities within the mission critical website, on-line stores, intranets, extranets, or portals in which they reside; enabling business users to enhance and optimize the value of their web properties.  Combined with award-winning interactive development capabilities, Bridgeline helps customers cost-effectively accommodate the changing needs of today’s rapidly evolving web properties.

The iAPPS product suite is delivered through a Cloud-based SaaS business model, whose flexible architecture provides customers with state of the art deployment providing maintenance, daily technical operation and support; or via a traditional perpetual licensing business model, in which the iAPPS software resides on a dedicated server in either the customer’s facility or Bridgeline’s co-managed hosting facility.

Bridgeline Digital is headquartered near Boston with additional locations in Atlanta, Baltimore, Chicago, Denver, New York, Philadelphia, Tampa, and Bangalore, India. Bridgeline Digital has hundreds of customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: L’Oreal, Sun Chemical, Honeywell, Blue Cross Blue Shield, Novartis, Shaw Flooring, Marriott International, Berkshire Life, Tosoh, Dover, ViaWest, PODS, Budget Rent-a-Car, AARP, Cadaret, Grant & Co., CFO Magazine, and the American Academy of Pediatrics.  To learn more about Bridgeline Digital, please visit www.bridgelinedigital.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, our ability to maintain our listing on the Nasdaq Capital Market, the affect of the delisting of our common stock from the Nasdaq Capital Market, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, our ability to maintain an effective system of internal controls, or risks associated with our contracts with the U.S. federal government, as well as other risks described in our filings with the Securities and Exchange Commission.  Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Bridgeline Digital, Inc.
Kimberly Brown
Director, Investor Relations
781-995-0888
kbrown@blinedigital.com